FOR IMMEDIATE RELEASE
 Entrex launches ?Roper Island?
 Carbon Offset Futures


Boca Raton, Fla., April 6, 2021:  The Entrex Carbon
Market (OTC: UNSS) (www.EntrexCarbonMarket.com) announced today the launch of the first Carbon
Future being sold and produced by Roper Island.

?This is an exciting first since it brings together the methodologies of the United Nations and World
Bank and establishes a path for buyers to create and manage carbon neutrality at a discount for future buyers? said Stephen H. Watkins, CEO of the Entrex Oil and Gas Market, a majority owned subsidiary of Entrex.

Thomas Harblin owner of the Roper Island ?We?re
ready to register, mint and sell the offsets
once we have an interested buyer.   The buyer
will have no financial commitment until the offsets are delivered in the future which will allow us to justify the time, effort and costs to get the offsets delivered?

?This Roper Island ?offset future? is a model
we expect to develop and scale? said Watkins.
We have significant large multi-million acres of
potential offsets with clients in the Letter of
Intent process ? Roper Island was first.   With
interested carbon neutral buyers of domestic, discounted, carbon offset product we expect to subsequently create hundreds of millions of annual carbon offsets to trade across the Entrex Carbon Market? he continued.

About Entrex:

Entrex (OTC: UNSS) was founded in 2001 as a
capital market system for entrepreneurial
companies.   We establish regulatory-compliant,
niche capital market systems which support regulated market constituents to originate, structure, place, trade, settle and service securities of entrepreneurial companies.
Working together with industry leaders the Entrex platforms allows investors to find, research, track, manage, and trade entrepreneurial securities whether geographic, sector or commodity.
(www.EntrexCarbonMarket.com)

Forward Looking Statements:

This press release includes statements of the Company?s expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section
27A of the Securities Act of 1933 and Section
21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company?s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable.
These also include statements relating to the anticipated benefits of the announced transaction between the Company and Entrex.
These statements include any statement
that does not directly relate to a
historical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may,"
"will," "should," "expects," "intends,"
"plans," "anticipates," "believes," "thinks,"
"estimates," "seeks," "predicts," "could,"
"projects," "potential" and other similar terms and phrases, including references to assumptions.

These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Joint Venture?s ability to successfully pursue its business plan, the possibility that the Company?s equity interest in the Joint Venture may be diluted as a result of capital raises by the Joint Venture, the possibility that Entrex may have the right to repurchase the previously contributed assets for nominal consideration, the Company?s ability to develop and commercialize new technologies, the Company?s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets.
More information about these and other
factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption ?Risk Factors.? When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

For further information:

Stephen H. Watkins
Entrex Carbon Market
(561) 465-7580  (1-877-4Entrex)
www.EntrexCarbonMarket.com